Exhibit 99.2

POLYMERIC U.S., INC.

CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2026 and 2025

Page(s)

Balance Sheets at March 31, 2026 (unaudited) and December 31, 2025	F-2

Statements of Operations for the three months ended March 31, 2026 and 2025 (unaudited)	F-3

Statements of Stockholders’ Equity for the three months ended March 31, 2026 and 2025 (unaudited)	F-4

Statements of Cash Flows for the three months ended March 31, 2026 and 2025 (unaudited)	F-5

Condensed Notes to the Unaudited Financial Statements	F-6

F-1

POLYMERIC U.S., INC.

BALANCE SHEETS

	March 31,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current Assets
Cash	$892,955	$686,006
Accounts receivable, net credit losses allowance of $9,000 and $9,000, respectively	490,754	374,476
Other receivables	175,623	124,442
Inventory, net	1,421,011	1,553,079
Refundable income taxes	29,086	29,086
Total Current Assets	3,009,429	2,767,089

Property and equipment, at cost:
Leasehold improvements	58,012	58,012
Machinery and equipment	804,133	804,133
Furniture and fixtures	16,598	16,598
	878,743	878,743
Less: Accumulated depreciation and amortization	(817,647)	(802,557)
Net property and equipment	61,096	76,186

Other assets
Operating lease right-of-use assets, net of amortization	139,517	184,628
Intangible assets, net of amortization	153,904	159,864
Total other assets	293,421	344,492
Total Assets	$3,363,946	$3,187,767

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Current maturities of long-term debt	$31,001	$30,355
Insurance installment not payable	38,857	—
Current maturities of long-term operating lease liabilities	137,441	181,557
Accounts payable	160,487	112,012
Accounts expenses	17,711	22,282
Total Current Liabilities	385,497	346,206

Long-term liabilities:
Long-term debt, less current maturities	25,029	33,025
Long-term operating lease liabilities, less current maturities	2,076	3,071
Total long-term liabilities	27,105	36,096
Total Liabilities	412,602	382,302

Stockholders' Equity
Common stock, $0.01 par value; 30,000 shares authorized; 1,200 shares issued and outstanding	12	12
Additional paid-in capital	5,701,841	5,701,841
Retained deficit	(2,750,509)	(2,896,388)
Total Stockholders' Equity	2,951,344	2,805,465

Total Liabilities and Stockholders’ Equity	$3,363,946	$3,187,767

See accompanying condensed notes to unaudited financial statements

F-2

POLYMERIC U.S., INC.

STATEMENTS OF OPERATIONS

 (Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Revenue
Sales, net	$1,307,472	$1,374,278
Total Revenue	1,307,472	1,374,278

Cost of Revenue
Cost of goods sold	824,494	930,386
Total Cost of Revenue	824,494	930,386

Gross Profit	482,978	443,892

Operating Expenses
General and administrative	315,467	361,300
Selling and Advertising	23,188	70,708
Total Operating Expenses	338,655	432,008

Net Income from Operations	144,323	11,884

Other Income (Expense)
Miscellaneous income (expense)	(1,009)	2,288
Interest income	3,855	—
Interest expense	(1,290)	(106,679)
Total Other Income (Expense), net	1,556	(104,391)

Income (Loss) before Provision for Income Taxes	145,879	(92,507)

Provision for Income Taxes	—	—

NET INCOME (LOSS)	$145,879	$(92,507)

See accompanying condensed notes to unaudited financial statements

F-3

POLYMERIC U.S., INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Three Months Ended March 31, 2026 and 2025

(Unaudited)

	Common Stock	Additional Paid-In Capital	Retained Deficit	Total Stockholders’ Equity
Balance at December 31, 2025	$12	$5,701,841	$(2,896,388)	$2,805,465

Net Income	—	—	145,879	145,879
Balance at March 31, 2026	$12	$5,701,841	$(2,750,509)	$2,951,344

	Common Stock	Additional Paid-In Capital	Retained Deficit	Total Stockholders’ Deficit
Balance at December 31, 2024	$10	$750,000	$(2,465,274)	$(1,715,264)

Net Loss	—	—	(92,507)	(92,507)
Balance at March 31, 2025	$10	$750,000	$(2,557,781)	$(1,807,771)

See accompanying condensed notes to unaudited financial statements

F-4

POLYMERIC U.S., INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Cash Flows From Operating Activities:
Net Income (Loss)	$145,879	$(92,507)
Adjustments to reconcile net loss to net cash provided by operations
Depreciation and amortization	21,050	34,502
Non-cash operating lease expense	45,111	56,671
Provision for inventory obsolescence	1,877	—
Affiliate interest added to loan principal	—	104,796
Change in inventory reserve	—	(31,778)
Changes in assets and liabilities:
Decrease (Increase) in receivables	(167,459)	134,779
Decrease (Increase) in inventories	130,191	(60,235)
Increase in refundable income taxes	—	(3,721)
Increase in accounts payable	48,475	36,285
Increase (Decrease) in accrued expenses	(4,571)	20,845
Decrease in operating lease liabilities	(45,111)	(57,642)
Net Cash Provided by Operating Activities	175,442	141,995

Cash Flows From Investing Activities:
Purchase of property and equipment	—	(4,340)
Net Cash Used in Investing Activities	—	(4,340)

Cash Flows From Financing Activities:
Payments made on notes payable	(17,065)	(6,756)
Payments made on notes payable to affiliate	—	(25,000)
Insurance note payable	48,572	—
Net Cash Provided by (Used in) Financing Activities	31,507	(31,756)

Net Increase in Cash	206,949	105,899

Cash at Beginning of Period	686,006	281,831

Cash at End of Period	$892,955	$387,730

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,290	$1,884

Non-cash investing and financing activities
Affiliate interest added to loan principal	$—	$104,796

See accompanying condensed notes to unaudited financial statements

F-5

POLYMERIC U.S., INC. CONDENSED NOTES TO THE UNAUDITED FINANCIAL STATEMENTS MARCH 31, 2026 AND 2025

Note 1 – Summary of Significant Accounting Policies

Nature of Operations

Polymeric U.S., Inc. (the Company) earns revenues predominately from manufacturing of screen and digital inks.

The industry in which the Company operates is highly competitive and characterized by rapid technological changes, evolving customer demands, and frequent new product introductions. The Company faces intense competition from established companies, as well as new market entrants, some of which may have greater financial, technical, and marketing resources. Such competition could result in pricing pressures, reduced profit margins, loss of market share, and increased operating expenses, all of which could materially adversely affect the Company’s financial condition and results of operations.

Basis of Accounting

These financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At March 31, 2026 and December 31, 2025, the Company had no cash equivalents.

Receivables and Allowances for Credit Losses

Accounts receivable and other receivables are stated at the amount management expects to collect from balances outstanding. The Company reviews the collectability of accounts receivable by risk type and determines the need for an allowance based upon an analysis of outstanding receivables, historical collection information, existing economic conditions, as well as reasonable and supportable forecasts.

Accounts receivable are ordinarily due 30 days after the issuance of the invoice. Accounts past due more than 30 days are generally considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in income or an offset to bad debt expense in the year of recovery, in accordance with the entity’s accounting policy election.

The Company has elected to apply the practical expedient in accordance with ASU No. 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets for Private Companies and Certain Not-for-Profit Entities, and assumes that the current conditions as of the balance sheet date do not change over the remaining life of the asset. The election of this practical expedient was applied prospectively and did not have a material impact on the Company’s financial statements.

The activity in the allowance for credit losses was as follows as of March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
Beginning of period	$9,000	$—
Credit loss expense	—	10,056
Recoveries	—	5,000
Write-offs	—	(6,056)
Ending balance	$9,000	$9,000

F-6

POLYMERIC U.S., INC. CONDENSED NOTES TO THE UNAUDITED FINANCIAL STATEMENTS MARCH 31, 2026 AND 2025

Inventories

Inventories consist of screen and digital inks and are stated at the lower of average cost (which approximates the first-in, first-out (FIFO) method) and net realizable value. Cost includes material costs, labor, and overhead. Provisions are made for the estimated effect of obsolete and slow-moving inventories on the basis of historical experience, current usage patterns, future demand and marketability of products, inventory levels and turns, and known replacement costs.

Property and Equipment

Property and equipment acquisitions are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation are eliminated from the accounts, and any resulting gain or loss is recognized. Depreciation and amortization is charged to expense on the straight-line basis over the estimated useful life of each asset. Leasehold improvements are amortized over the shorter of the lease term or their respective estimated useful lives. The estimated useful lives for all property and equipment is 5 – 7 years.

Depreciation and amortization expense of property and equipment was $15,090 and $21,752 for the three months ended March 31, 2026 and 2025, respectively.

Intangible Assets

Intangible assets consist of patents, trademarks, and goodwill. The patents and trademarks were acquired in a stand-alone asset purchase and were initially recognized at cost. These assets have finite useful lives and are amortized on a straight-line basis over their estimated useful lives, which reflect the period over which the assets are expected to contribute directly or indirectly to future cash flows. The estimated useful lives and amortization methods are reviewed at least annually and adjusted prospectively if expectations change. The Company determined that they were no longer using certain patents during the year ended December 31, 2025. See Note 5 for additional information related to this abandonment. No other asset impairment was recognized for the year ended December 31, 2025.

The Company records as goodwill the excess of the purchase price over the fair value of the identifiable net assets acquired in a business combination. The Company has elected the private company alternative whereas the Company amortizes goodwill on a straight-line basis over a period of ten years or less. Goodwill is evaluated for impairment only when events or changes in circumstances indicate that the fair value of the Company may be less than its carrying amount. Also, the Company has elected the alternative for certain identifiable assets acquired in a business combination. Under this alternative, the Company does not recognize customer-related intangible assets and noncompetition agreements separately from goodwill. Instead, these assets are included in goodwill. This accounting policy is applied prospectively to qualifying transactions occurring after the date of the election.

Amortization expense on intangible assets was $5,960 and $12,750 for the three months ended March 31, 2026 and 2025 respectively. See Note 5 for further information.

Long-Lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset are less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

No asset impairment was recognized for the three months ended March 31, 2026 and 2025.

Income Taxes

The Company files an income tax return in the United States federal jurisdiction and various state jurisdictions. The Company is generally no longer subject to income tax examinations by taxing authorities for tax years before 2022. There are currently no income tax examinations of the Company’s income tax returns in progress.

The Company is organized under subchapter C of the Internal Revenue Code. The Company computes its income tax expense for financial statement reporting purposes by applying the statutory rates to its taxable income.

F-7

POLYMERIC U.S., INC. CONDENSED NOTES TO THE UNAUDITED FINANCIAL STATEMENTS MARCH 31, 2026 AND 2025

Deferred income taxes are provided for temporary differences between the income tax bases and financial statement bases of assets and liabilities. These differences arise principally from the use of accelerated depreciation for income tax purposes, the expected future income tax benefits of net operating loss (NOL) carryforwards, and the recognition of certain income and expenses in different reporting periods for financial statement and income tax purposes.

The Company reviews uncertain tax positions annually and records a liability when, based on available evidence, management determines it is more likely than not that a position would not be sustained upon examination.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration that it expects to be entitled to in exchange for those goods or services. The amount and timing of revenue recognition varies based on the nature of the goods or services provided and the terms and conditions of the customer contract. See Note 3 for additional information about the Company’s revenue.

Cost of Goods Sold

Cost of goods sold consists primarily of direct product costs (net of vendor rebates and discounts), direct labor costs, inbound and outbound freight charges, and overhead costs, and is recorded in the same period in which the related revenues are recorded.

Shipping and Handling Costs

Shipping and handling costs of $36,411 and $82,213 for the three months ended March 31, 2026 and 2025, respectively and are included in cost of goods sold in the accompanying statement of operations.

Advertising Expenses

The costs of advertising and product promotion are expensed as incurred. The Company incurred $310 and $361 in advertising costs during the three months ended March 31, 2026 and 2025, respectively.

Taxes Collected from Customers and Remitted to Governmental Authorities

Taxes collected from customers and remitted to governmental authorities are presented in the accompanying statement of operations on a net basis.

Note 2 – Concentration of Credit Risk Arising from Cash Deposits in Excess of Insured Limits

The Company maintained cash balances at a commercial bank and these balances can exceed the Federal Deposit Insurance Corporation (FDIC) insured deposit limit of $250,000 per financial institution. At December 31, 2025 and March 31, 2026, the Company’s balance held at the commercial bank exceeded the FDIC limit by approximately $436,000 and $643,000, respectively. The Company has not experienced any losses in cash accounts and believes it is not exposed to any significant credit risk on cash balances.

Note 3 – Revenue Recognition

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring distinct goods or providing services to customers. The Company’s revenue consists substantially of product sales and is reported net of prompt pay discounts offered to customers. The Company recognizes revenue when performance obligations under the terms of contracts with its customers are satisfied, which occurs when control passes to a customer to enable them to direct the use of and obtain benefit from a product. This typically occurs when a customer obtains legal title, obtains the risks and rewards of ownership, has received the goods according to the contractual shipping terms either at the shipping point or destination and is obligated to pay for the product. Customary terms require payment within 30 days, and for certain customers, deposits may be required in advance of shipment.

F-8

POLYMERIC U.S., INC. CONDENSED NOTES TO THE UNAUDITED FINANCIAL STATEMENTS MARCH 31, 2026 AND 2025

Warranty costs, refunds, and discounts are not significant.

All of the Company’s revenues from contracts with customers for the three months ended March 31, 2026 and 2025 are recognized at a point in time.

The Company has determined that the nature, amount, timing, and uncertainty of revenue and cash flows are affected by the following factors:

•	Payers that have different reimbursement and payment methodologies.
•	Geography of the customer location.

The following table provides information about the Company’s accounts receivable from contracts with customers:

Accounts receivable, beginning of period, net of allowances – December 31, 2025	$374,476
Accounts receivable, ending balance, net of allowances – March 31, 2026	$490,754

For shipping and handling activities, the Company is applying an accounting policy election, which allows an entity to account for shipping and handling activities as fulfillment activities rather than a promised good or service when the activities are performed, even if those activities are performed after the control of the good has been transferred to the customer. Therefore, the Company expenses shipping and handling costs at the time revenue is recognized. The Company classifies shipping and handling expenses in cost of goods sold in the statement of operations.

Note 4 – Inventories

Inventories are comprised of the following at March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
Raw materials	$826,586	$806,962
Work in progress	40,701	2,986
Finished units	862,177	1,049,707
	1,729,464	1,859,655
Less: reserves for obsolete and slow-moving inventories	(308,453)	(306,576)
Inventories, ending balance	$1,421,011	$1,553,079

During the year ended December 31, 2025, the Company recorded an additional inventory reserve of $350,000 related to direct-to-garment inventory items, due to anticipated lower future demand for the direct-to-garment inks. Management believes this adequately reduces the carrying amount of the inventory to its estimated net realizable value.

F-9

POLYMERIC U.S., INC. CONDENSED NOTES TO THE UNAUDITED FINANCIAL STATEMENTS MARCH 31, 2026 AND 2025

Note 5 – Intangible Assets

The carrying basis and accumulated amortization of recognized intangible assets at March 31, 2026 and December 31, 2025 are:

	March 31, 2026		December 31, 2025
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortized intangible assets
Patents	$78,391	$(41,155)	$78,391	$(39,195)
Goodwill	80,000	(10,833)	80,000	(9,333)
Trademark	100,001	(52,500)	100,001	(50,000)
	$258,392	$(104,488)	$258,392	$(98,528)

Amortization expense for the three months ended March 31, 2026 and 2025 was $5,960 and $12,750 respectively. Estimated amortization expense for each of the following five years is:

Year 2027	$25,839
Year 2028	$25,839
Year 2029	$25,839
Year 2030	$25,839
Year 2031	$25,839

 During the year ended December 31, 2025, as a result of changes in manufacturing processes and customer demand, the Company determined certain patents related to ink manufacturing processes no longer provided any economic benefit and accordingly, recognized an abandonment loss of $138,964, which was the remaining carrying amount upon abandonment. The abandonment loss is included in general and administrative expenses in the accompanying 2025 statement of operations.

Note 6 – Long-term debt

Long-term debt consists of the following as of March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
Note payable to Leaf Capital for equipment. Interest at 8.46%. Payable in 36 monthly installments of $2,880. Matures December 2027. Collateralized by equipment.	$56,030	$63,380
Less: current maturities	(31,001)	(30,355)
Long-term debt	$25,029	$33,025

Future maturities of long-term debt consist of $31,001 due in 2026, and $25,029 in 2027, after which no additional maturities remain.

Note 7 – Related Party Debt-to-Equity Conversion and Recapitalization

Effective July 31, 2025, the Company completed a recapitalization transaction in which all outstanding stockholder debt and payables owed to Spear Africa Holdings Limited (Spear), the Company’s majority stockholder through that date, totaling $4,951,841 were converted into equity.

In connection with the recapitalization, all 1,031 previously outstanding shares of the Company’s common stock, including the 31 shares (approximately 3%) held by Colenso Capital UK Limited were canceled. Based on the Company’s stockholders’ deficit and a valuation indicating that the fair value of the Company’s net assets was fully absorbed by its outstanding debt as of July 31, 2025, management concluded that the previously outstanding common shares had no residual value immediately prior to the recapitalization. Accordingly, the cancellation of those shares did not result in any gain or loss being recognized in the Company’s financial statements.

Subsequent to the cancellation of the outstanding shares, the Company issued 1,200 shares of common stock to Spear. No cash consideration was received in connection with this issuance. The common stock balance increased by $12, with the remaining $4,951,841 recorded as additional paid-in-capital.

As a result of the transaction, the stockholder debt and payables owed to Spear, totaling $4,951,841, was adjusted to additional paid-in capital and stockholder’s equity increased by the same amount. Following the recapitalization, Spear owns 100% of the Company’s outstanding common stock, and no amounts were outstanding to Spear or other related parties as of March 31, 2026 and December 31, 2025.

F-10

POLYMERIC U.S., INC. CONDENSED NOTES TO THE UNAUDITED FINANCIAL STATEMENTS MARCH 31, 2026 AND 2025

Note 8 – Leases

The determination of whether an arrangement is a lease is made at the lease’s inception. Management only reassesses its determination if the terms and conditions of the contract change.

Operating leases (other than short-term leases) are included in operating lease right-of-use (ROU) assets, current maturities of long-term operating lease liabilities and long-term operating lease liabilities, less current maturities.

ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. At March 31, 2026, the weighted average discount rate for all operating leases is 3.57%. Operating lease ROU assets exclude any lease incentives. None of the Company’s lease agreements contain any material residual value guarantees.

The Company has elected a practical expedient to apply a risk-free discount rate for a period comparable to the lease term as the discount rate when the lessor’s borrowing rate is not determinable.

Operating leases consist of leases of office and warehouse space and office equipment expiring at various dates during the next two years. Only lease options that management is reasonably certain the Company will exercise are included in the measurement of the operating lease ROU assets and liabilities. The weighted average remaining lease term of operating leases is approximately one year. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term. For the three months ended March 31, 2026, lease expenses of $45,126 and $1,038 are included in cost of goods sold and general and administrative expense, respectively. For the three months ended March 31, 2025, lease expenses of $45,126 and $15,123 are included in cost of goods sold and general and administrative expense, respectively.

The following is a schedule by year of future rental payments required under operating leases that have initial noncancellable lease terms in excess of one year as of March 31, 2026:

Year 2027	$139,530
Year 2028	2,076
Total future operating lease payments	141,606
Less: amount representing interest	(2,089)
Present value of operating lease liabilities	$139,517

Leases with a term of one year or less are not recognized on the balance sheet and the expense for these short-term leases is recognized on a straight-line basis over the lease term. For the three months ended March 31, 2026 and March 31, 2025, the Company incurred expenses of $2,904 and $2,385, respectively, related to short-term leases which are included in general and administrative expense.

The Company leases printing equipment to a customer under a sales-type lease. Per the agreement, the customer pays a minimum lease payment to the Company through an upcharge of ink until the purchases covers the amount of the printer. If ink is not purchased, the customer is still required to make a monthly minimum payment. At the end of the lease term, ownership of the printer will be transferred to the customer and there is no unguaranteed residual asset recognized. At the commencement of the lease, it was expected that the length of the lease will be 60 months based on minimum ink purchases.

During 2025, the upcharge of ink purchases was reduced below the contractual amount, and the length of the lease was extended to cover the reduction of surcharge. The revised length of the lease after this extension was approximately one year.

F-11

POLYMERIC U.S., INC. CONDENSED NOTES TO THE UNAUDITED FINANCIAL STATEMENTS MARCH 31, 2026 AND 2025

The maturity of the lease receivable as of March 31, 2026, is as follows:

Year 2027	$35,800
Year 2028	35,800
Year 2029	35,800
Year 2030	8,129
Total payments	115,529
Lease receivable	(108,917)
Difference between undiscounted and discounted payments	$6,612

Note 9 – Employee Benefit Plan

The Company has a 401(k) profit-sharing plan covering substantially all employees who have completed three months of employment. In 2025, the Company matched 25% of each employee’s payroll contributions up to 4%. Contributions to the plan were $45 and $738 for the three months ended March 31, 2026 and 2025 respectively.

Note 10 – Level-Funded Group Health Plan

The Company sponsors a partially self-insured, level-funded group health plan for eligible employees. Under this arrangement, the Company pays a monthly amount to an insurance carrier that is allocated among funding a claims account, administrative fees, and specific and aggregate stop-loss coverage. Because the Company bears the risk for health care claims up to specified attachment points and may participate in favorable claims experience through potential refunds, the arrangement is accounted for as a self-insured health benefit. The related costs are included in cost of goods sold of $9,860, and operating expenses of $70,450 in the March 31, 2026 statement of operations. A liability is recorded for health care claims incurred but not reported and for reported but unpaid claims when it is probable that a loss has been incurred and the amount can be reasonably estimated, consistent with ASC 450-20 (loss contingencies) and measurement concepts applied to health and welfare plans under ASC 965-30. This liability is deducted from any fund balance remaining at the end of the plan year.

At December 31, 2025 and 2024, a liability for the health care claims incurred but not reported and for reported but unpaid claims of $2,936 and $3,333, respectively, was deducted from the Company’s ending fund balance to determine the ending surplus. These amounts include estimates for claims incurred but not reported, which are based primarily on historical claims experience, recent claims activity, and other relevant factors. Actual results could differ from these estimates, and such differences are recorded in earnings in the period in which they become known. The level-funded arrangement is subject to specific and aggregate stop-loss insurance that limits the Company’s exposure to large individual claims and unusually high overall claim levels. In the event that actual eligible claims are less than the funded amount in the claims account, and after consideration of contractual terms and run-out periods, the Company is eligible to receive a refund of $11,449. This refund is recognized as a reduction of cost of goods sold during the year ended December 31, 2025. A refund amount was not recognized for the year ended December 31, 2024.

Note 11 – General Litigation Contingency

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position, results of operations and cash flows of the Company.

Note 12 – Subsequent Events

On May 18, 2026, Nocopi Technologies, Inc., a Maryland corporation, entered into an Asset Purchase Agreement with Polymeric Nocopi LLC, a Delaware limited liability company and wholly owned subsidiary of the Nocopi Technologies, Polymeric U.S., Inc., a Missouri corporation and Savara Capital, a Mauritius limited company and the sole shareholder of the Polymeric U.S., Inc., pursuant to which, subject to the terms and conditions of the Asset Purchase Agreement, substantially all of the assets of Polymeric U.S., Inc. have been acquired by Nocopi, and Nocopi has assumed certain specified liabilities, of Polymeric U.S., Inc.

F-12